Exhibit 32



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      In connection with the Quarterly Report of San Juan Financial, Inc. (the
"Company") on Form 10-QSB for the period ended March 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), Troy Fullmer, the Chief Executive and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                          SAN JUAN FINANCIAL, Inc.



June 17, 2004                             By:   /s/ Troy Fullmer
                                               -----------------------
                                               Troy Fullmer, Chief
                                               Executive and Principal
                                               Financial Officer